EXHIBIT 10.39
*DENOTES EXPURGATED INFORMATION


                           SECOND AMENDED AND RESTATED
                                AGREEMENT BETWEEN
                             BOSTON BEER CORPORATION
                                       AND
                         HIGH FALLS BREWING COMPANY, LLC



      THIS AGREEMENT ("Agreement"), effective as of the 15th day of April, 2002 (the "Effective Date"), by and between BOSTON BEER CORPORATION, a Massachusetts corporation with its principal place of business at 75 Arlington Street, Boston, MA 02116 ("Boston Beer"), and HIGH FALLS BREWING COMPANY, LLC, a New York limited liability company with its principal place of business at 445 St. Paul Street, Rochester, NY 14605 ("High Falls"), shall modify, amend and restate the Amended and Restated Agreement entered into on the 30th day April, 1997, by and between BOSTON BREWING COMPANY, INC., d/b/a THE BOSTON BEER COMPANY, a Massachusetts corporation ("Boston Brewing"), for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership ("BBCLP"), and THE GENESEE BREWING COMPANY, INC., a New York corporation ("Genesee").

      WHEREAS, as of July 25, 1995, Boston Brewing, for itself and as the sole general partner of BBCLP, and Genesee entered into a production agreement under which Genesee agreed to brew, package and sell Products for Boston Brewing and BBCLP, which agreement was amended and restated by instrument dated April 30, 1997 (the "Prior Agreement");

      WHEREAS, as of December 15, 2000, Genesee assigned the Prior Agreement to High Falls;

      WHEREAS, on December 31, 2000, BBCLP transferred all of its assets and liabilities to Boston Beer and consequently Boston Beer assumed the rights and obligations of BBCLP and Boston Brewing under the Prior Agreement; and



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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      WHEREAS, Boston Beer and High Falls (sometimes hereinafter referred to as the "Parties" or either of them as a "Party") wish to further amend the terms and conditions of the Prior Agreement as set forth below.

      ACCORDINGLY, for and in consideration of the mutual agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

      1.    SCOPE OF AGREEMENT

            (a) During the term of this Agreement as set forth in Paragraph 4 hereof and in accordance with the terms set forth herein, High Falls agrees to brew, package and sell the Products to Boston Beer and Boston Beer agrees to purchase the Products from High Falls. High Falls and Boston Beer acknowledge that they both wish to develop a mutually beneficial, long-term relationship under this Agreement. The Parties agree to act in good faith and to use their best efforts to resolve differences arising during the course of their relationship in a mutually agreeable manner. The Parties acknowledge that future needs may require one or both of the Parties to make capital investments in High Falls' plant and equipment and that in the event any such investment is contemplated by Boston Beer, the Parties will negotiate in good faith and use their best efforts to agree upon any amendments to this Agreement that may be required to facilitate the long-term relationship contemplated by the Parties.

            (b) CORE PRODUCT. For purposes of this Agreement, "Core Product" shall mean: (i) *, in each case packaged in cases of 4/6, 2/12 packs in a tray, or 24 loose twelve ounce bottles and 12 twenty-two ounce bottles, in half barrel or quarter barrel kegs, and any other package types or configurations that the parties mutually agree to use for packaging such products, or (ii) any other Boston Beer * product(s) that the parties mutually agree in writing shall replace one or more of such products as the Core Product.

            (c) OTHER PRODUCTS. High Falls acknowledges that Boston Beer has requested that High Falls evaluate the feasibility of producing other Boston Beer products, recognizing limitations that may exist due to storage of multiple ingredients and yeast varieties, the



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Boston Beer Agreement
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      availability and capacity of brewing vessels and storage tanks and the like. It is the intention of the Parties that High Falls shall brew, package and sell to Boston Beer other Boston Beer products upon terms mutually agreed to in writing by High Falls and Boston Beer. For purposes of this Agreement, "Other Products" shall mean any Boston Beer brand or brands other than the Core Product, whether currently offered or developed in the future, which the parties mutually agree to add to this Agreement during any calendar year in accordance with the following procedure: By November 1st in each calendar year, Boston Beer shall provide High Falls with an annual forecast for the following calendar year, showing Boston Beer's monthly projections by package for the Core Product and any Other Products. At least *% of the projected volume in each calendar year shall be the Core Product. In the event that the annual forecast includes any proposed Other Products, Boston Beer will furnish High Falls with the brewing formula and procedures and product specifications for the proposed Other Products. High Falls shall: (i) review the specifications and brewing formula for any proposed Other Products; (ii) propose a Fixed Cost for each of the proposed Other Products; and (iii) propose to Boston Beer the minimum order size, tank usage and other production and capacity parameters. Boston Beer may accept or reject High Falls' proposal with respect to each of the proposed Other Products. If Boston Beer accepts the High Falls proposal for a proposed Other Product, such Other Product shall be deemed to be added to this Agreement only for the calendar year covered by the annual forecast. If in any annual forecast, Boston Beer proposes an Other Product that was produced by High Falls in a prior year, and: (x) the specifications, brewing formula and procedures, Brewing Ingredients, Packaging Materials and the timing and volume of production for such Other Product have not changed, and (y) the capacity utilization required for High Falls' own products and, from and after * (if applicable), other contract products, are substantially the same; then High Falls shall not unreasonably refuse to produce such Other Product and the Fixed Charge proposed by High Falls for such Other Product shall be the Fixed Charge paid by Boston Beer for such Other Product in the most recent prior year, increased by the annual adjustment factor for the Core Product set forth in Subparagraph 2(b) hereof.

            (d) The Fixed Charge proposed by High Falls for any Other Products, and for the Core Product in any package size or type other than those identified in Subparagraph





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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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      1(b) hereof, shall be based on the expected incremental cost differences, when compared with Samuel Adams Boston Lager, associated with the brewing and/or packaging formulations and processes required in the production of such Other Products or package. If High Falls determines during the trial brews or initial production of any Other Product that the brewing formula, procedures or product specifications furnished by Boston Beer are materially inaccurate, then High Falls shall notify Boston Beer in writing and High Falls may cease production of such Other Product (after completion of any production in progress) until the parties mutually agree on adjustment of the brewing formula, procedures or product specifications and/or the Fixed Charge for such Other Product.

            (e) PRODUCTS. For purposes of this Agreement, the Core Product and all Other Products produced during any calendar year shall be collectively referred to as the "Products".

            (f) BARREL. For purposes of this Agreement, the term "barrel" shall mean 31 U.S. gallons (3,968 ounces). The following calculation shall be used to measure barrels of the Products packaged in containers other than
      Kegs:

CONTAINER VOLUME IN OUNCES X CONTAINERS PER CASE UNIT X NO. OF CASE UNITS

Barrel Volume in Ounces

      2.    PRICE AND MANNER OF PAYMENT

            (a) Except as otherwise provided in the following subparagraphs of this Paragraph 2, Boston Beer shall pay High Falls for the Products an amount (the "Unit Price") equal to: (i) a "Fixed Charge" as determined in accordance with Subparagraphs 1(c) and 1(d) hereof or as set forth in Subparagraph 2(b) hereof, plus (ii) except as otherwise provided in Subparagraph 3(a)(iv), the net cost to High Falls of all Brewing Ingredients [as defined in Paragraph 3(a)] purchased by High Falls and used in producing the Products; all federal, state and local excise taxes attributable to the Products that are paid by High Falls; and deposit charges of $* per Keg, $* per bottle pallet and $* per draft pallet, or such other



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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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      amounts as the parties mutually agree. For this purpose, "net cost to High
      Falls" shall include purchase discounts, but not discounts resulting from credit terms.

            (b) The Fixed Charge for Samuel Adams Boston Lager packaged in bottles, shall be $* per unit of twenty-four loose 12-ounce bottles, 4/6 12-ounce bottles, 2/12 12 ounce bottles in a tray or twelve 22-ounce bottles (in each instance, a "Case Unit;" it being the intent that the Fixed Charge for other 22 ounce package configurations produced by High Falls be prorated) plus an amount per Case Unit to be agreed upon from time to time which reflects the savings inuring to the benefit of Boston Beer (currently $* per case) if High Falls should elect, in its sole discretion, to utilize in its production process bulk glass as opposed to set-up glass used as of the date hereof by High Falls. The Fixed Charge for Samuel Adams Boston Lager packaged in one-half barrel (15.5 U.S. gallons) or one-quarter barrel (7.75 U.S. gallons) kegs (individually referred to as a "Keg" and collectively referred to as "Kegs") shall be $* per Keg. Commencing on January 1, * and on each January 1 thereafter during the term of this Agreement through and including January 1, *, the Fixed Charge component of the Unit Price for the Products shall be increased by *%. If the term of this Agreement has been extended by Boston Beer pursuant to Subparagraph 4(b), then, effective January 1, *, the Fixed Charge component of the Unit Price for the Products shall be increased by an amount equal to * percent (*%) of the increase in the Consumer Price Index - All Urban Consumers as published by the United States Department of Commerce - Bureau of Labor Statistics (the "CPI Increase") for the previous 12-month period. If the term of this Agreement has been extended by Boston Beer pursuant to Subparagraph 4(b), on *, the Fixed Charge for all Products shall be increased by $* per barrel, or $* per Case Unit (the "Fixed Charge Adjustment"). On January 1, *, the Fixed Charge component of the Unit Price for the Products shall be increased by an amount equal to (i) * percent (*%) of the CPI Increase applied to the Fixed Charge in effect on * (the "Fixed Charge Component Increase"), plus
      (ii) the difference between *% of the CPI Increase less *% applied to the Fixed Charge Adjustment (i.e., the $* referred to above) (the "Fixed Charge Adjustment Increase"), except that if the calculation pursuant to this clause (ii) results in a negative number, the Fixed Charge Adjustment Increase shall be zero. For example, if the Fixed


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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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      Charge effective January 1, * were $* per Case Unit and the CPI Increase for calendar year * were *%, then the Fixed Charge effective January 1, * would be calculated as follows:

         CALCULATION OF FIXED CHARGE COMPONENT INCREASE:


                  Fixed Charge at *                   $*
                  times *% of CPI Increase (*%)                 X  .*
                                                                ------
                  Fixed Charge Component Increase  =          = $*





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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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         CALCULATION OF FIXED CHARGE ADJUSTMENT INCREASE:
         -----------------------------------------------

                  Fixed Charge Adjustment (per Case Unit)     $*
                  times *% of CPI Increase  (*%)
                           minus *% (*%--*%=*%)               X  .*
                                                              -----
                  Fixed Charge Adjustment Increase          = $*

         CALCULATION OF FIXED CHARGE EFFECTIVE JANUARY 1, *:
         --------------------------------------------------

                  Fixed Charge at *                            $*
                  plus Fixed Charge Component Increase         +*
                  plus Fixed Charge Adjustment                 +*
                  plus Fixed Charge Adjustment Increase        +*
                                                             ----
                  Fixed Charge effective 1/1/*               = $*

Effective January 1 of each calendar year during the remainder of the term of this Agreement, with the first adjustment to be effective January 1, *, the Fixed Charge component of the Unit Price for the Products shall be increased by an amount equal to * percent (*%) of the increase of the CPI for the previous 12-month period. High Falls must notify Boston Beer of any adjustments pursuant to this Subparagraph 2(b) no later than March 31 of each year (or, if later, the date that is 30 days after the Department of Commerce publishes the Consumer Price Index covering the relevant period), with appropriate documentation supporting any change in such Fixed Charge.

            (c) Until and including *, notwithstanding Paragraph 2(b) above: (i) if volume of all bottled Products during any calendar year exceeds in the aggregate * barrels, the then current Fixed Charge components of the Unit Price on all such excess volume of bottled Products during such calendar year shall be reduced by $* per Case Unit; and (ii) if volume of all Products packaged in the Sankey Keg during any calendar year exceeds in the aggregate * barrels, the then current Fixed Charge components of the Unit Price on all Products packaged in the Sankey Keg in excess of * barrels during such calendar year shall be reduced by $.* per Keg. The foregoing reductions in the Fixed Charge shall apply only if the Core Product comprises at least *% of all Products purchased by Boston Beer during such calendar year, and are subject to the provisions of Subparagraph 4(e) below. If the term of this Agreement is extended by Boston Beer pursuant to Subparagraph 4(b), this Subparagraph 2(c) shall no longer apply, effective as of *.



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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            (d) Boston Beer and High Falls (or their predecessors in interest)
      have undertaken improvements and modifications to * and Boston Beer contributed an agreed upon amount to the capital cost of such improvements and modifications. In consideration thereof, High Falls will pay to Boston Beer an annual fee (or ratable portion thereof) for each calendar year or portion thereof during the term of this Agreement through and including *, based on the volume of Products packaged in bottles during each calendar year under this Agreement. The obligation to pay this fee under this Agreement shall commence as of * and shall terminate * and is subject to the provisions of Subparagraph 4(e) below. The fee shall be paid within thirty (30) days after the end of each calendar year and shall be calculated as follows:

                           Volume of
                           Products Produced in Bottles
                           During Calendar Year                   Annual Fee
                           --------------------                   ----------

                           Less than * bbls                       $*
                           * up to * bbls                         $*
                           * up to * bbls                         $*
                           More than * bbls                       $*

If the term of this Agreement is extended by Boston Beer pursuant to Subparagraph 4(b), this Subparagraph 2(d) shall no longer apply, effective as of
*.

            (e) Unit Prices are F.O.B. the carrier's trucks at High Falls' docks (i.e., the Unit Price includes the cost and risk of loading trucks at High Falls' dock) and include High Falls' labor costs, overhead, profit and other costs incurred in the brewing and packaging of the Product.

            (f) On the date the Products are shipped, High Falls will invoice Boston Beer for the Fixed Charge, all federal, state and local excise taxes attributable to the Products that are paid by High Falls and the Keg and pallet deposit charges. High Falls will invoice Boston Beer for all Brewing Ingredients purchased by High Falls at High Falls' standard cost when the Products are shipped (with monthly reconciliation to reflect High Falls' actual



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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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      cost). High Falls may periodically adjust its standard cost for Brewing
      Ingredients to more accurately reflect its actual costs. High Falls shall notify Boston Beer in writing of any adjustment in its standard cost at least ten (10) days prior to the date such adjustment will take effect. All invoices will be sent to Boston Beer by telecopier and Boston Beer will pay each Friday by electronic funds transfer all invoices that relate to shipments of the Products made by High Falls during the previous week. If High Falls should elect, in its sole discretion, to utilize electronic invoicing, Boston Beer will pay on each Wednesday all invoices that relate to shipments made during the previous week.

            (g) On the later of the Effective Date or the date upon which both Parties have executed this Agreement, Boston Beer will pay to High Falls the sum of $*. In addition, Boston Beer will pay to High Falls * percent (*%) of the amount that Genesee or its affiliates pays to Boston Beer, directly or indirectly, in consideration of its release of the guaranty of Genesee of High Falls' obligations to Boston Beer as set forth in the Guaranty executed by Genesee on December 15, 2000 (the "Genesee Guaranty"). Boston Beer's release of the Genesee Guaranty is contingent on its receipt of High Falls' audited financial statements for 2001 and current pro-formas that reflect positive cash flow, results of operations and debt coverage at levels reasonably acceptable to Boston Beer.

      3.    BREWING INGREDIENTS, PACKAGING MATERIALS AND BREWING SUPPLIES

            (a) For purposes of this Agreement, "Brewing Ingredients" shall be defined as all * used to produce the Products. Brewing Ingredients shall be purchased and supplied as follows:

            (i) All * used in the brewing of the Products shall be purchased by Boston Beer or High Falls (at Boston Beer's cost) directly from High Falls' commercial * suppliers. High Falls and Boston Beer will use their best efforts to agree upon * specifications for * that will allow High Falls to commingle storage of * used to produce the Products with * used to produce High Falls' own products. If High Falls and Boston Beer cannot agree upon




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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Boston Beer Agreement
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standard * specifications, the Fixed Charge shall be increased to reflect any additional cost incurred by High Falls for separate handling and storage of * used in the Products.

            (ii) All * used in the brewing of the Products shall be purchased by High Falls from Boston Beer. Delivery of * shall be coordinated between High Falls and Boston Beer.

            (iii) All * used in the brewing of the Products shall be supplied by Boston Beer at *. All * supplied by Boston Beer shall remain the property solely and exclusively of Boston Beer and shall be segregated and identified by High Falls as such. Delivery of * to High Falls shall be coordinated between High Falls and Boston Beer.

            (iv) All * used in the brewing and packaging of the Products shall be purchased by High Falls directly from High Falls' commercial * suppliers. Commencing on the Effective Date, Boston Beer shall pay * percent (*%) of the cost of all * used in the brewing and packaging of the Products, and High Falls shall pay the other * percent (*%).

            (b) For purposes of this Agreement, "Packaging Materials" shall be defined as all bottles, crowns, labels, cases, cartons, Kegs, tap covers, pallets and dust covers and the like used in the packaging and shipment of the Products. Packaging Materials shall be purchased and supplied as follows:

            (i) Bottles, crowns, labels, cases, cartons, tap covers and the like shall be purchased by Boston Beer and supplied to High Falls as needed to meet the Packaging Schedule for the Products.

            (ii) Unless otherwise mutually agreed, Kegs and pallets in quantities adequate for the volume of the Products to be packaged under this Agreement shall be purchased by Boston Beer and supplied to High Falls from time to time. All such Kegs and pallets shall be returned and reused in accordance with High Falls' standard policies for Keg and pallet return and reuse. From time to time during the term of this Agreement, Boston Beer shall purchase and supply to High Falls additional Kegs and pallets in numbers adequate to replace Kegs and pallets lost or otherwise rendered unusable. All Kegs and pallets shall conform to the specifications of




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Securities and Exchange Commission pursuant to a request for confidential treatment.
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Kegs and pallets used by High Falls in packaging and shipping its own products.
High Falls may reject any Kegs or pallets that are damaged, are unacceptably dirty or do not otherwise conform to High Falls' specifications. All rejected Kegs shall be held by High Falls for periodic removal by Boston Beer. All rejected pallets shall be disposed of by High Falls at no charge to Boston Beer. Upon each delivery to High Falls of Kegs and pallets purchased by Boston Beer, High Falls shall issue to Boston Beer a credit of $* per Keg, $* per bottle pallet and $* per draft pallet. High Falls shall maintain records of all Kegs and pallets received from Boston Beer and provide a monthly reconciliation showing Kegs and pallets received, Kegs rejected and returned to Boston Beer, pallets disposed of by High Falls, Kegs and pallets on hand at High Falls and Kegs and pallets in the float.

      (iii) * shall purchase and supply at its own cost Lock n' Pop, shrink wrap, label adhesive, hot melt glue and bungs used in packaging and shipping of the Products.

            (c) Boston Beer has the right, subject to the approval of High Falls, which approval will not be unreasonably withheld, to make changes in the Packaging Materials. If the proposed new Packaging Materials can be produced without modification or addition to High Falls' existing equipment, High Falls shall produce the Products using the new Packaging Materials upon mutual agreement by High Falls and Boston Beer to any adjustment to the Fixed Charge required to compensate High Falls for any difference in production cost compared to the cost to produce the Core Product in the comparable bottle package. If the proposed new Packaging Material requires any modifications or additions to High Falls' existing equipment, then the obligations of the parties with respect to such modifications or additions shall be governed by Paragraph 9 of this Agreement.

            (d) For purpose of this Agreement, "Brewing Supplies" shall be defined as zinc sulfate, gypsum, Diatomaceous Earth, and Chill-Garde. * shall purchase and supply at its own cost all Brewing Supplies used in the brewing of the Product.

            (e) Boston Beer shall have sole responsibility for the selection and approval of all Brewing Ingredients, Packaging Materials and Brewing Supplies used to produce the




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Securities and Exchange Commission pursuant to a request for confidential treatment.
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      Products. Boston Beer shall have sole responsibility for the content and design of all labels, tap covers, crowns, cartons, cases and other Packaging Materials.

            (f) Upon the termination of this Agreement for any reason: (i) Boston Beer will purchase from High Falls (w) all Kegs and pallets furnished by Boston Beer that are on hand at High Falls at their respective credit amounts set forth in Subparagraph 3(b)(ii) above, (x) all finished Products at the Fixed Charge, (y) all inventory of work in process of the Products at High Falls' cost, and (z) all inventory of Brewing Ingredients, Packaging Materials and Brewing Supplies purchased by High Falls that are not reasonably useable by High Falls in its own products at High Falls' cost; and (ii) High Falls will make available for pick up by Boston Beer at High Falls' dock all finished Products, all Brewing Ingredients, Packaging Materials and Brewing Supplies referred to in Subparagraph 3(e) hereof, and all Kegs, pallets and dust covers on hand at High Falls that were furnished by Boston Beer. In the event sales of the Products are substantially less than forecasted by Boston Beer resulting in abnormally excess inventories of Brewing Ingredients, Packaging Materials and Brewing Supplies purchased by High Falls, Boston Beer will purchase such excess from High Falls at High Falls' cost.

      4.    TERM

            (a) The term of this Agreement shall commence on the Effective Date and, unless sooner extended by the following provisions of this Paragraph 4 or terminated pursuant to Paragraph 10 hereof, this Agreement shall expire on *.

            (b) Provided that Boston Beer is not then in default under this Agreement, Boston Beer may, in its

            (c) sole discretion, extend the term of this Agreement for a period of * (*) months (i.e., until *), provided that it gives High Falls written notice thereof on or before *.

            (d) If Boston Beer has extended the term of this Agreement pursuant to Subparagraph 4(b), then, provided (i) that Boston Beer is not then in default under this Agreement, and (ii) the aggregate volume of Products produced by High Falls for Boston




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Securities and Exchange Commission pursuant to a request for confidential
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      Beer during calendar year * is equal to or greater than * barrels, Boston
      Beer may, in its sole discretion, extend the term of this Agreement for an additional * years (i.e., until *), provided that it gives High Falls written notice thereof on or before *.

            (e) The Parties acknowledge that Boston Beer' s obligations pursuant to this Agreement to make payments to High Falls and the Parties' respective rights and obligations under Paragraphs 3(e), 9, 10, 11, 12, 14, 16, 17 and 26 shall survive the expiration or termination of this Agreement.

            (f) If Boston Beer does not elect to extend the term of this Agreement pursuant to Subparagraph 4(b), any adjustments based on volume for * shall use * of the volume (forecasted or actual, as the case may be) in lieu of twelve-month volume.

      5.    MINIMUM ORDERS

            (a)   (i)   Effective *, the Core Product shall comprise at least *%
                        of all the Products produced, and the maximum quantity of the Products that High Falls shall be required to produce under this Agreement in any calendar year shall be * barrels. No * shall be required for * of the Products.

                  (ii) On or before November 1 of each year, Boston Beer shall provide High Falls with a forecast for its aggregate volume requirements for the following calendar year (the "Annual Forecast"). The Annual Forecast for calendar year * is attached as Schedule 1 hereto. The Annual Forecast shall be no more than * percent (*%) greater nor more than * percent (*%) less than the actual purchases made by Boston Beer in the 12-full-month period immediately preceding such Annual Forecast. For example, if the actual purchases for the 12-month period from November * to October * were * barrels, Boston Beer's Annual Forecast for the calendar year * shall be no greater than * barrels and no less than * barrels.



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Securities and Exchange Commission pursuant to a request for confidential treatment.
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                        The Annual Forecast shall contain monthly projections by
                        package for each Core Product and any Other Products, with the understanding that Boston Beer may, at any time, through the Production Plan process described in Subparagraph 5(b), substitute one or more of the Core Products for any other Core Product or permitted Other Product for the forecasted Products.

                  (iii) Effective *, if Boston Beer's actual purchases during a calendar year are less than * percent (*%) of the total volume set forth in the Annual Forecast ("Annual Minimum Volume"), Boston Beer shall pay to High Falls a fee of $* per barrel for each barrel below the Annual Minimum Volume (the "Volume Short-Fall Fee"), except that the Volume Short-Fall Fee shall not exceed $* in calendar year *, nor, if the term of this Agreement is not extended by Boston Beer pursuant to Subparagraph 4(b), $* for the first eight months of calendar year *. The Volume Short-Fall Fee, if any, shall be paid on or before January 31 of the following year (or on or before * for the first * months of * if the term of this Agreement is not extended by Boston Beer pursuant to Subparagraph 4(b)).

                  (iv) Boston Beer may elect to pay High Falls a fee which, when added to its actual Product purchases for the applicable calendar year, will be treated as actual purchases made for the purposes of forecasting and determination of volume obligations, as follows: (a) $* per barrel for the first * barrels, (b) $* per barrel for the next * barrels, and (c) $* per barrel for each barrel thereafter, offset by the Volume Short-Fall Fee, if any, paid by Boston Beer for the same calendar year. Such payment, if elected, shall be made by Boston Beer to High Falls on or before January 31 of the following year.




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Securities and Exchange Commission pursuant to a request for confidential
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                        For example, if Boston Beer's Annual Forecast for *
                        barrels were * barrels, but it only purchased * barrels, Boston Beer could (after paying the Volume Short-Fall Fee required by Subparagraph 5(a)(iii)) pay a fee, calculated as set forth below, for up to * barrels (*% increase over * forecasted barrels, or * barrels, less actual purchases of *):

                                 $*/bbl for first * bbls  = $   *
                         +       $*/bbl for next * bbls   = $   *
                         +       $*/bbl for next * bbls   = $   *
                                                            -----
                                                          =   $*

                         less $*/bbl Volume Short-Fall Fee of
                         * barrels (amount below *% of
                         * forecasted barrels)            = $  (*)
                                                          ------

                         TOTAL FEE paid by Boston Beer to
                         obtain maximum barrelage for *
                         of *                             =    $  *

            (b) On a weekly basis, Boston Beer shall provide High Falls with a twelve (12) week Production Plan for the Products (the "Production Plan"). The Production Plan shall be a rolling twelve-week schedule setting forth brewing and packaging requirements for the Products for each week during the twelve weeks covered by the Production Plan. All brewing requirements for the Products during the first six weeks of the Production Plan shall constitute firm orders by Boston Beer. All brewing requirements for the Products during the second six weeks of the Production Plan and all packaging requirements set forth in the Production Plan shall be a forecast of Boston Beer's best estimate of brewing and packaging requirements for the Products and shall be used by High Falls for capacity planning purposes. Boston Beer shall update the Production Plan each week by providing its best estimate of brewing and packaging requirements for the twelfth week and by revising the schedule for brewing and packaging requirements in the sixth through eleventh weeks of the Production Plan. The brew size that Boston Beer shall utilize in the Production Plan shall be High Falls' maximum brew based on High Falls' current brewing vessels, currently estimated to yield approximately * * (*) barrels of the Core Product (a "Brew"). The minimum brewing requirement that Boston Beer may specify



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during any week shall be * (*) Brews. The maximum brewing requirement that
Boston Beer may specify shall not exceed * barrels in any consecutive * (*) week period. High Falls shall have the right, in its sole discretion, to set the actual time and date on which each Brew shall be brewed, provided that High Falls shall use its best efforts to (i) minimize the length of time that the Products remain in storage prior to packaging, and (ii) meet the shipment dates specified on the Packaging Schedule.

            (c) Boston Beer shall place all orders for packaging and shipment of the Product by the eighth business day of each month (the "Packaging Schedule"). The Packaging Schedule shall set forth the quantity of the Products by package type and the week in which each order shall be shipped in the following month. Packaging shall be scheduled in increments of * cases for 22 oz. bottles; * cases for 12 oz. bottles in new glass; and * cases for 12 oz. bottles in refillable glass. The minimum order for packaging the Products, in Kegs shall be
* (*) Kegs.

      6.    RISK OF LOSS

            Boston Beer shall have sole responsibility for selecting carriers and making all arrangements for shipment of the Products to its customers. Boston Beer shall pay for all costs associated with shipment of the Products from High Falls's facility. High Falls and Boston Beer acknowledge and agree that, consistent with the F.O.B. pricing terms, the risk of loss in loading the carrier's trucks shall be borne by High Falls. However, the carrier's driver shall have the right to inspect each shipment for damage prior to leaving the loading dock and, accordingly, Boston Beer shall bear the risk of loss on any shipment of Products, once the carrier's truck leaves the loading dock.

      7.    BREWERY OF RECORD

            (a) High Falls shall provide all Products brewed hereunder under the name of "The Boston Beer Company," as the Brewery of Record. High Falls shall secure and maintain any permits, licenses, approvals and the like required by any federal, state or local governmental agency on behalf of Boston Beer. * out-of-pocket costs, including, without limitation, legal expenses, incurred in connection therewith.




[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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      (b)   High Falls and Boston Beer shall maintain an alternating
proprietorship whereby the Products are produced at High Falls's facility under a Brewer's Notice for such premises issued to Boston Beer. High Falls shall maintain separate records for the Products produced under the Boston Beer alternating proprietorship and shall file monthly reports and federal excise tax returns in a timely manner on behalf of the Boston Beer alternating proprietorship. High Falls shall, to the extent reasonably possible, but subject to and in compliance with all applicable federal, state or local laws, rules and regulations, identify Boston, Massachusetts, as the sole label source for the Product. * out-of-pocket costs, including, without limitation legal expenses, incurred in connection with maintaining the Boston Beer alternating proprietorship.

      8.    FORCE MAJEURE

            (a) High Falls shall not be liable to Boston Beer in the event that High Falls shall delay in or fail to deliver Products to Boston Beer hereunder for any reason or cause beyond its control, including but not limited to a slowdown, stoppage or reduction of High Falls's production or delivery due to strikes, fire, flood, labor stoppage or slowdown, inability to obtain materials or packages, shortage of energy, acts of God, a limitation or restriction of its production by action of any military or governmental authority, or any other such causes.

            (b) In the event of any such slowdown, stoppage or reduction of High Falls's production or deliveries, High Falls will allocate its remaining capacity pro rata between High Falls's own products, the Products, and, from and after *, the other contract products produced by High Falls, provided that Boston Beer shall use reasonable efforts to move production of the Products to its other suppliers for the duration of any such slowdown, stoppage or reduction so as to minimize the amount of the Products that High Falls is required to produce for Boston Beer during such slowdown, stoppage or reduction. Such pro rata allocation of High Falls's remaining production capacity shall be based on the proportionate volume of High Falls's own products, the Products, and other contract products produced by High Falls during the * (*) month period immediately preceding the




[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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      month in which occurred the event which gave rise to the slowdown, stoppage or reduction of High Falls's production or delivery. In allocating the proportionate share of its remaining capacity to be devoted to the Products, High Falls shall use its best efforts to accommodate the mix of Core Products and Other Products specified by Boston Beer.

      9.    CHANGE PARTS AND BREWERY MODIFICATIONS

            The Parties anticipate that production of Other Products or the use of new Packaging Materials may require changes or modifications to High Falls's brewing equipment and facilities, or the installation of new equipment by High Falls to accommodate Other Products or new Packaging Materials. Subject to the obligations of Boston Beer and High Falls under Subparagraph 1(a) of this Agreement, High Falls shall have no obligation to make any modifications to its equipment or facilities to accommodate the production of the Products unless agreed to by High Falls in writing. If the change parts, modifications or new equipment required to produce any Other Products or use any new Packaging Materials would, in High Falls's reasonable judgment, have a material adverse impact on High Falls's operations, including without limitation, space availability, plant capacity, or cost of production, then High Falls shall not be required to produce any such Other Products or use any such new Packaging Materials. If High Falls determines that the required changes, modifications or new equipment would not have a material adverse impact, then the allocation of cost, ownership and the other terms and conditions relating to such change parts, modifications or new equipment shall be determined as provided herein:

            (a) Boston Beer will pay for all change parts, brewery, modifications or new equipment that are unique to producing the Products at High Falls's facility, provided that High Falls notifies Boston Beer in advance of making any such expenditures. Boston Beer shall own all change parts and brewery modifications paid for by Boston Beer and High Falls shall allow Boston Beer to remove all such change parts and brewery modifications at the termination or expiration of this Agreement, provided that Boston Beer shall restore, or reimburse High Falls for its cost to restore, High Falls's equipment or facilities to their



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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Page 19


      condition prior to the installation of such change parts or modifications, ordinary wear and tear excluded.

            (b) The cost and ownership of any change parts, brewery modifications or new equipment that can also be used by High Falls to produce its own products shall be allocated between High Falls and Boston Beer by prior written agreement based on the following: (i) if High Falls determines that the change parts, modifications or new equipment would have been purchased by High Falls even without the need to accommodate the Products or new Packaging Materials, then High Falls shall pay the entire cost of such change parts, modifications or new equipment and High Falls shall have exclusive ownership thereof; (ii) if High Falls determines that it would benefit from the change parts, modifications or new equipment but High Falls would not have purchased them if not for the need to accommodate the Products or new Packaging Materials, then the cost and ownership of such change parts, modifications or new equipment shall be allocated between the Parties as the Parties mutually agree based on the relative benefit that each party will derive from such change parts, modifications or new equipment.

            (c) With respect to any change parts, modifications or new equipment paid for in part by Boston Beer under Subparagraph 9(b)(ii) hereof, including the improvements and modifications to * referred to in Subparagraph 2(d) hereof, the amount paid by Boston Beer shall be amortized based on a mutually agreeable amortization schedule. The amortization schedule for the improvements and modifications to * is attached as Schedule 2 hereto.

            (i) If Boston Beer elects to extend the term of this Agreement pursuant to Subparagraph 4(b) hereof, then, if High Falls is not in default under this Agreement on *, any change parts, modifications or new equipment paid for in part by Boston Beer under Subparagraph 9(b)(ii) hereof prior to * will no longer be subject to repayment by High Falls under any circumstances, all right, title and ownership thereof will automatically transfer to High Falls as of *, and Boston Beer will have no further interest therein.




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Securities and Exchange Commission pursuant to a request for confidential
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Boston Beer Agreement
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            (ii) Subject to Subparagraph 9(c)(i) hereof, upon expiration of the amortization schedule with respect to each change part, modification or new piece of equipment paid for in part by Boston Beer, all right, title and ownership thereof shall automatically transfer to High Falls and Boston Beer shall have no further interest therein.

            (iii) Upon: (A) the expiration of this Agreement; or (B) the termination of this Agreement by Boston Beer under Subparagraphs 10(c) or 10(d) hereof, High Falls shall reimburse Boston Beer for the unamortized balance of the cost of any change parts, modifications or new equipment paid for in part by Boston Beer under Subparagraph 9(b)(ii), provided that the amortization shall continue during any applicable Notice Period and the unamortized balance shall be calculated as of and paid on the effective date of any such termination. If Boston Beer does not extend the term of this Agreement, High Falls' reimbursement obligations shall include any equipment for which High Falls had a reimbursement obligations pursuant to Subparagraph 9(b)(ii) (including the *) under the Prior Agreement. If Boston Beer extends the term of this Agreement, then, effective *, High Falls' reimbursement obligations shall specifically exclude any change parts, modifications or new equipment paid for in whole or in part by Boston Beer prior to * (including the *). Upon payment by High Falls of the unamortized balance, all right, title and ownership of such change parts, modifications or new equipment shall automatically transfer to High Falls and Boston Beer shall have no further interest therein. Notwithstanding the foregoing, High Falls shall have no obligation to reimburse Boston Beer for the unamortized balance of the cost of change parts, modifications or new equipment if, during the twelve (12) calendar months immediately preceding the effective date of termination: (X) Boston Beer purchased less than * barrels of the Products; or (Y) Boston Beer failed to purchase at least * percent (*%) of the volume of the Products that was purchased by Boston Beer during the twelve (12) calendar months immediately preceding said twelve (12) calendar month period; and in either such event, all right, title and ownership of such change parts, modifications or new equipment shall automatically transfer to High Falls on the effective date of such termination and Boston Beer shall have no further interest therein.



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Securities and Exchange Commission pursuant to a request for confidential
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Boston Beer Agreement
Page 21



            (iv) If this Agreement is terminated for any other reason, then High Falls shall have no obligation to reimburse Boston Beer for the unamortized balance of the cost of any change parts, modifications or new equipment paid for in part by Boston Beer under Subparagraph 9(b)(ii) hereof, and all right, title and ownership of such chance parts, modifications or new equipment shall automatically transfer to High Falls on the effective date of such termination and Boston Beer shall have no further interest therein.

            (d) The parties agree to execute appropriate UCC financing statements to reflect their respective interests in any change parts, brewery modifications or new equipment paid for, in whole or in part, by Boston Beer. Boston Beer shall execute and deliver to High Falls UCC termination statements, bills of sale and any other documentation reasonably requested by High Falls upon the transfer of ownership to High Falls of any change parts, modification, or new equipment pursuant to Subparagraph 9(c) hereof.

      10.   TERMINATION

            (a) If Boston Beer has extended the term of this Agreement pursuant to Subparagraph 4(b) or 4(c) hereof, then Boston Beer may terminate this Agreement effective no less than * (*) months after written notice to High Falls.

            (b) If Boston Beer has extended the term of this Agreement pursuant to Subparagraph 4(b) or 4(c) hereof, High Falls may terminate this Agreement, effective no less than * (*) months after written notice to Boston Beer, if Boston Beer has failed to purchase or to have been deemed to have purchased pursuant to Subparagraph 5(a)(iv) hereof at least * barrels of Product in any period of twelve consecutive months.

            (c) In addition to exercising its rights under Paragraph 21 hereof, either Party may also terminate this Agreement effective immediately upon written notice to the other Party in the event that the other Party is in default of any of its obligations under this Agreement, which default continues for a period of * (*) calendar days following receipt of written notice of such default.




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Securities and Exchange Commission pursuant to a request for confidential
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            (d) Either Party may terminate this Agreement effective immediately upon written notice to the other Party in the event that: (i) the other Party makes an assignment for the benefit of creditors or files a voluntary bankruptcy, insolvency, reorganization or similar petition seeking protection from creditors; (ii) the other Party fails to vacate any involuntary bankruptcy, insolvency or reorganization petition filed against such Party within sixty (60) days after the filing of such petition; or (iii) the other Party liquidates, dissolves or ceases to do business as a going concern.

            (e) Between the date of receipt of a notice of termination pursuant to this Paragraph 10 and the effective date of such termination (such period, the "Notice Period"), the volume of Products purchased by Boston Beer for the * month period following notice of termination or any successive * month period (or such lesser period as may be remaining) prior to the effective date of termination shall be not less than *% of the volume purchased in the immediately preceding * month period. If Boston Beer fails or is unable or unwilling, for any reason, to purchase the required volume of the Products during the Notice Period, then Boston Beer shall pay a termination fee of $* per barrel for each barrel under the amount required to be purchased during the Notice Period. The termination fee, if any, shall be paid each January 1, April 1, July 1 and October 1 during the Notice Period. The quarterly payment shall be calculated by multiplying the $* per barrel termination fee by the difference between (x) the number of barrels of the Products that Boston Beer would have to purchase during the three calendar months preceding each payment date if the volume of the Products that Boston Beer must purchase during the entire Notice Period was spread evenly over the entire Notice Period (the "Quarterly Volume"), and (y) the actual number of barrels of the Products purchased by Boston Beer during the three calendar months preceding each payment date, provided that if the amount of the Products purchased by Boston Beer in any calendar quarter exceeds the Quarterly Volume, then such excess shall be carried forward and applied to reduce any termination fee that would otherwise be payable in any subsequent calendar quarter.

            (f) Upon termination pursuant to this Paragraph 10, Boston Beer shall promptly pay to High Falls all unpaid invoices in full and all unpaid costs incurred by High



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Securities and Exchange Commission pursuant to a request for confidential
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      Falls pursuant to this Agreement in the brewing, packaging, shipping and storage for the Product. High Falls will use all reasonable efforts to minimize such costs upon termination and Boston Beer will have the right to review documentation evidencing such costs.

      11.   AGENCY AND INDEMNIFICATION

            High Falls and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including High Falls affixing to any Product and/or registering the name of "The Boston Beer Company" or "Boston Beer Company," constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or High Falls any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever. Boston Beer shall indemnify and hold harmless High Falls from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by High Falls as a consequence of the exercise by Boston Beer of any of its rights under this Agreement.

      12.   PRODUCT LIABILITY

            (a) High Falls and Boston Beer shall each maintain product liability insurance coverage in the respective amount of not less than $* per occurrence and $* combined single limit, and in the amount of not less than $* combined single limit in the aggregate relating to the Products produced by High Falls for Boston Beer hereunder.

            (b) High Falls shall indemnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorney's fees (collectively, "Product Liability Damages"), arising out of or associated with the manufacture and/or packaging of the Products by High Falls, regardless of when manufactured or packaged, and whether under this Agreement or otherwise, except to the extent that (i) Product Liability Damages were



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Securities and Exchange Commission pursuant to a request for confidential
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Page 24


      caused solely by improper storage, handling or alteration of the Products after delivery to Boston Beer, (ii) Product Liability Damages are based on or result from a claim that the Products are inherently defective, or
      (iii) Product Liability Damages were caused by Brewing Ingredients, Packaging Materials (other than bottles) or Brewing Supplies specified or otherwise approved by Boston Beer.

            (c) Boston Beer shall indemnify and hold harmless High Falls and all of its affiliates from and against any and all Product Liability Damages to the extent arising out of the causes excepted from High Falls's duty to indemnify Boston Beer under clauses (i), (ii) and (iii) of subparagraph
      (b) of this Paragraph 12.

            (d) Notwithstanding the provisions of subparagraphs (b) and (c) of Paragraph 12, in no event shall either Party be liable to indemnify the other Party for consequential damages suffered by the other Party in an amount greater than the lesser of (i) $* or (ii) $* plus * (*) times the aggregate Fixed Charge paid by Boston Beer for all Products during the * (*) months preceding the month in which occurred the event giving rise to the claim for indemnification.

      13.   RECIPE AND QUALITY

            (a) High Falls shall produce the Products using the ingredients and brewing formula and procedures specified in the Brewing Package provided by Boston Beer Company to High Falls on June 8, 1995, as updated from time to time. High Falls shall produce any new Core Product or any Other Products using the brewing formula and procedures specified in the Brewing Package provided by Boston Beer to High Falls for such Core Product or Other Products. Boston Beer shall have the right to change ingredients and/or brewing formula and procedures upon reasonable prior written notice, provided that the cost of any such change shall be borne by Boston Beer and, provided further, that the specified ingredients are readily available in the necessary timeframe.

            (b) High Falls shall use its best efforts to meet the specifications for the Core Product attached hereto as Exhibit A, as amended from time to time. High Falls shall use its


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Securities and Exchange Commission pursuant to a request for confidential
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Page 25


      best efforts to meet the specifications for any new Core Product or any Other Products which are furnished in writing by Boston Beer at the time the parties agree to add a new Core Product or Other Products to this Agreement. Boston Beer has the right to reject batches of the Products which it determines to taste materially different from representative sample of the Products, such rejection not to be arbitrary or unreasonable. Any rejected batches *.

            (c) The Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs furnished to High Falls in writing by Boston Beer. Boston Beer shall have ultimate responsibility and authority over every detail of the production process for the Products, with such responsibility and authority as to those parameters affecting beer taste and quality to be the same as if Boston Beer were the owner of High Falls's brewing facility. Boston Beer shall have the right, at any time, to monitor and review the practices and procedures of High Falls in the production and packaging of the Products and inspect High Falls's brewing facility. If a decision made by Boston Beer in the exercise of its authority under this Subparagraph 13(c) results in *, High Falls shall be entitled to *. In addition, in the exercise of its authority under this Subparagraph 13(c), Boston Beer shall not interfere with High Falls's production process for its own proprietary brands or other contract products.

            (d) Consistent with the provisions of Subparagraph 13(c), High Falls and Boston Beer will, in any and all public statements or comments, recognize that Boston Beer controls the ingredients, recipe, brewing processes and procedures and quality parameters for all Products produced for Boston Beer by High Falls, and that Boston Beer is the brewer of all such Products. Neither Party will make any public statements inconsistent with the foregoing.

      14.   TRADEMARKS

            (a) High Falls acknowledges that no trademark or trade name rights in SAMUEL ADAMS, SAM ADAMS, "The Boston Beer Company" and any other




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      trademarks, trade names, domain names, service marks, logos or other intellectual property of Boston Beer (collectively, the "Trademarks") are granted by this Agreement.

            (b) Boston Beer hereby represents, warrants and covenants to High Falls that it has and will maintain its right to use the Trademarks and will indemnify and hold harmless High Falls from any alleged infringement by any Party against High Falls including, but not limited to, High Falls's reasonable costs of legal expenses.

      15.   TEST BREWING

            Notwithstanding anything to the contrary in this Agreement, Boston Beer may, at any time after notice to High Falls engage any other brewer for the purpose of conducting test production and distribution of the Products in order to ensure the delivery of the Product following termination of this Agreement.

      16.   COMPETING PRODUCTS

            (a) High Falls will not at anytime use the brewing formula for the Products which Boston Beer has supplied to High Falls or any yeast supplied to High Falls by Boston Beer to produce a malt beverage product for itself (or any of its affiliates) or on behalf of any unaffiliated person.

            (b) Boston Beer acknowledges that High Falls is currently in the business of brewing craft and specialty malt beverage products, both for itself and on behalf of other unaffiliated persons, that are similar to and compete with the Products, and Boston Beer agrees that nothing in this Agreement shall prevent High Falls from continuing or expanding its craft and specialty business or its contract brewing business, provided that High Falls shall not intentionally copy the brewing formula for the Products or use any yeast supplied to High Falls by Boston Beer to produce craft and specialty products for itself, any of its affiliates, or for any third parties. Further, High Falls shall use its best efforts to ensure that any production, whether for itself, its affiliates, or other unaffiliated persons, shall not diminish in any material respect the quality or frequency of the brewing, packaging,




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Securities and Exchange Commission pursuant to a request for confidential
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      shipping or other levels of service provided by High Falls to Boston Beer prior to the Effective Date.

      17.   RIGHTS OF OFFSET

            The parties acknowledge and agree that, to the extent a Party is at any time owed money by the other Party, such Party may set off such amount against any monies owed by such Party from time to time to such other Party, said set-off to be accomplished by written notice to such other Party effective upon being sent.

      18.   NOTICES

            All notices required herein shall be given by registered airmail, return receipt requested, or by overnight courier service, in both cases with a copy also sent by telecopier, to the following addresses (unless change thereof has previously been given to the Party giving the notice) and shall be deemed effective when received:

            If to Boston Beer:      Jeffrey D. White, COO, and
                                    Martin F. Roper, President and CEO
                                    Boston Beer Corporation
                                    75 Arlington Street
                                    Boston, MA 02116
                                    Telecopier: (617) 368-5553

            with a copy to:         Frederick H. Grein, Jr., Esq.
                                    Hutchins, Wheeler & Dittmar
                                    101 Federal Street
                                    Boston, Massachusetts 02110
                                    Telecopier: (617) 951-1295

            If to High Falls:       Samuel T. Hubbard, Jr., President and CEO
                                    High Falls Brewing Company, LLC
                                    445 St. Paul Street
                                    Rochester, NY 14605
                                    Telecopier: (585) 235-1964

            with a copy to:         Paul J. Yesawich, III, Esq.
                                    Harris Beach LLP
                                    99 Garnsey Road



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Securities and Exchange Commission pursuant to a request for confidential
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                                    Pittsford, New York  14534
                                    Telecopier: (585) 419-8801

      19.   SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, but shall not be assigned by any Party, whether by merger, consolidation, reorganization, operation of law or otherwise, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Boston Beer may assign this Agreement without the consent of High Falls to its successor corporation or other successor entity in the event of any reorganization, public offering or change in the form of entity of Boston Beer, provided that *. No failure of a Party to consent to a proposed assignment of this Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Agreement. Permitted assignment of this Agreement shall relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations hereunder.

      20.   GOVERNING LAW

            This Agreement shall be interpreted and construed in accordance with the laws of the State of New York.

      21.   DISPUTE RESOLUTION

            Any disputes arising out of, or relating to the terms of, this Agreement shall be resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration shall take place in New York City, New York and shall be the Parties' sole and exclusive remedy and forum for the resolution of any such disputes.

      22.   EXECUTION IN COUNTERPARTS



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            This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

      23.   AMENDMENTS

            No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the Parties hereto by their duly authorized representatives.

      24.   NO THIRD PARTY BENEFICIARIES

            High Falls and Boston Beer agree that this Agreement is solely for their benefit and it does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a Party to this Agreement.

      25.   MERGER; SEPARABILITY

            This Agreement terminates and supersedes all prior formal or informal understandings between the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not effect the validity of any other provision.

      26.   LIMITATION PERIOD ON CLAIMS

      All claims hereunder must be brought no later than * after such claims arose or the Party having such claim shall be deemed to have waived and forever released it; provided that for this purpose, a claim will be deemed to have arisen at the time the Party asserting the claim first became aware of it.

      IN WITNESS WHEREOF, the parties hereto enter into this Second Amended and Restated Agreement this ___ day of April, 2002.



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Boston Beer Agreement
Page 30



Witness:                      BOSTON BEER CORPORATION



                              By:
--------------------------        -----------------------------------------
                                  Martin F. Roper, President and
                                  Chief Executive Officer



Witness:                      HIGH FALLS BREWING COMPANY, LLC.



                              By:
--------------------------        -----------------------------------------
                                  Samuel T. Hubbard, Jr., Chairman and
                                  Chief Executive Officer




[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.